Exhibit 10.12.1

FIRST AMENDMENT TO

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS FIRST AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT (this “First Amendment”), is made as of __________, 20__ (the “Effective Date”), by and between Viasat, Inc., a Delaware corporation (the “Company”), and __________ (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Severance Agreement (as defined below).

RECITALS

A. The Company and Executive have entered into that certain Change in Control Severance Agreement, effective as of __________ (the “Severance Agreement”).

B. The parties hereto wish to amend certain terms of the Severance Agreement.

AMENDMENT

The parties hereto hereby amend the Severance Agreement as follows, effective as of the Effective Date.

1.
Section 1(c). Section 1(c) of the Severance Agreement is hereby amended and restated as follows:

“Change in Control” shall mean and include each of the following:

(i) A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than forty percent (40%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) The individuals who, as of the date hereof are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing forty percent (40%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1(c)(ii)(B) as beneficially owning 40% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The consummation of the transactions contemplated by that certain Share Purchase Agreement relating to Connect Topco Limited, between the Investor Sellers, the Management Sellers, the Optionholder Sellers, and the Company, dated November 8, 2021.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.
This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of, the Severance Agreement.

3.
Except as expressly provided herein, all terms and conditions of the Severance Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

COMPANY

By:________________________________

Name:

Title:

EXECUTIVE

Name: